Exhibit 99.1

04/05
David Weinstock
Vice President, Investor Relations
(215) 444-5335
dweinstock@advanta.com

David Goodman
Director, Communications
(215) 444-5073
AdvantaCommunications@advanta.com

FOR IMMEDIATE RELEASE

ADVANTA TO INCREASE DIVIDEND BY 50 PERCENT

Spring House, PA, March 9, 2004 — Advanta Corporation (NASDAQ: ADVNB; ADVNA) today announced that its Board of Directors has approved a 50 percent increase in its regular quarterly cash dividend beginning in the second quarter of 2004. As a result of this increase, future quarterly dividends declared for its Class A common stock will increase from 6.3 cents to 9.45 cents and future quarterly dividends declared for its Class B common stock will increase from 7.56 cents to 11.34 cents. The dividend to be paid on March 19, 2004 is unaffected by this announcement. Advanta has paid consecutive quarterly dividends since 1990. This marks the first dividend increase since 1996.

“After completing our share repurchase program in 2003, the Board chose a dividend increase as a tax-effective method to provide value to our shareholders,” said Dennis Alter, Chairman and CEO. “Our ability to increase the dividend reflects the solidity and profitability that we have accomplished as a result of focusing on the small business market. The 50 percent increase demonstrates the Board’s confidence in Advanta’s long-term growth opportunities and financial strength.”

Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information-based expertise to identify potential customers and new target markets, and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation’s largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending, direct mail, and affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

Any statements released by Advanta that are forward looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any forward-looking statements involve risks and uncertainties, which may affect the Company’s business and prospects. The most significant among these risks and uncertainties are: (1) the Company’s managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company’s receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations; (10) effect of, and changes in, tax laws, rates, regulations and policies; (11) relationships with customers, significant vendors and business partners; (12) difficulties or delays in the development, production, testing and marketing of products or services; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) revisions to estimates associated with the discontinued operations of the Company’s mortgage and leasing businesses; and (16) the impact of litigation. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

-#####-